As filed with the Securities and Exchange Commission on October 30, 2003

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANDRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-1013859

(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.

4955 Orange Drive, Davie, FL 33314

(Address of principal executive offices)(Zip code)

Andrx Corporation Employee Stock Purchase Plan

(Full Title of the Plan)

Richard J. Lane
Andrx Corporation
Chief Executive Officer
4955 Orange Drive
Davie, FL 33314

(Name and Address of Agent for Service)

(954) 584-0300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert A. Cantone
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Securities To Be Registered	Registered(1)	Unit(2)	Price(2)	Registration Fee

Andrx Corporation – Andrx Group Common Stock, $.001 par value	250,000	$17.93	$4,482,500	$363

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h), promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Andrx Corporation — Andrx Group common stock as reported on the Nasdaq National Market on October 27, 2003. This Registration Statement serves as a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-84672) relating to the Registrant’s Employee Stock Purchase Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2002 (Registration No. 333-84672) by the Registrant are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Registrant are incorporated herein by reference:

     1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     2.     The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     3.     The Registrant’s current reports on Form 8-K dated March 6, 2003, Form 8-K dated March 21, 2003, Form 8-K dated April 30, 2003, Form 8-K dated July 30, 2003 and Form 8-K dated October 30, 2003.

     4.     The description of the Andrx Corporation — Andrx Group common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on September 6, 2000, as such description is updated in any amendment to the Form 8-A.

     5.     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

     The Registrant was unable to obtain the written consent of Arthur Andersen LLP (“Arthur Andersen”) with respect to their report for the year ended December 31, 2000, as included in the Registrant’s Form 10-K for the fiscal year ended December 31, 2002, and as incorporated by reference herein to such Form 10-K. The Registrant has not included Arthur Andersen’s consent in reliance on Commission Rule 437a, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As a result, stockholders of the Registrant will not be able to recover against Arthur Andersen under the Securities Act for any untrue statement of a material fact contained in the Registrant’s financial statements audited by Arthur Andersen

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incorporated by reference in this registration statement or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Item 8. Exhibits

4.1	Employee Stock Purchase Plan, as amended
5.1	Opinion of Proskauer Rose LLP
23.1	Consent of Proskauer Rose LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Arthur Andersen LLP omitted, in reliance on Commission Rule 437a.
24.1	Power of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davie, State of Florida on this 30th day of October, 2003.

ANDRX CORPORATION

By: /s/ Richard J. Lane

Richard J. Lane Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard J. Lane and Angelo C. Malahias, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

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     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard J. Lane Richard J. Lane	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2003

/s/ Angelo C. Malahias Angelo C. Malahias	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2003

/s/ Elliot F. Hahn, Ph.D. Elliot F. Hahn, Ph.D.	Chairman Emeritus and Director	October 30, 2003

/s/ Tamara A. Baum Tamara A. Baum	Director	October 30, 2003

/s/ Joseph E. Breslin Joseph E. Breslin	Director	October 30, 2003

/s/ Lawrence J. DuBow Lawrence J. DuBow	Director	October 30, 2003

/s/ Carter H. Eckert Carter H. Eckert	Director	October 30, 2003

/s/ Irwin C. Gerson Irwin C. Gerson	Director	October 30, 2003

/s/ Timothy E. Nolan Timothy E. Nolan	Director	October 30, 2003

/s/ Thomas P. Rice Thomas P. Rice	Director	October 30, 2003

/s/ Melvin Sharoky, M.D. Melvin Sharoky, M.D.	Director	October 30, 2003

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EXHIBIT INDEX

Exhibit	Description

4.1	Employee Stock Purchase Plan, as amended

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Proskauer Rose LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Arthur Andersen LLP omitted, in reliance on Commission Rule 437a.

24.1	Power of Attorney (included in the signature page of this Registration Statement)

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